Exhibit 99.1

Stran & Company Ranked #12 on PPAI 100 List of Top Promotional Product Distributors for 2025

Quincy, MA / May 29, 2025 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, is proud to announce it has achieved the #12 ranking on the 2025 PPAI 100 list of top promotional product distributors, as recognized by the Promotional Products Association International (PPAI). This prestigious ranking, a significant jump of eight spots from the prior year, reflects Stran’s exceptional growth, innovation, and industry impact.

The PPAI 100 is a data-driven, research-backed ranking of the 100 leading distributors and suppliers in the promotional products industry, evaluated across eight key metrics, including revenue, growth, innovation, responsibility, employee happiness, online presence, industry faith, and professional development. Stran’s ascent to #12 underscores its disciplined execution and strategic vision, receiving notable high marks for growth as well as industry faith.

“We are incredibly honored to be ranked #12 on the 2025 PPAI 100 list,” said Andy Shape, Chief Executive Officer of Stran. “For over 30 years, we’ve been committed to delivering world-class solutions for our clients. This recognition highlights not only our financial achievements but also our focus on culture and industry leadership. We are particularly proud of our continued organic growth in a challenging market, alongside the recent successful launch of our NetSuite ERP system, which has driven significant improvements in automation and scalability.”

Stran’s leadership in the promotional products industry is driven by its mission to create meaningful connections through branded merchandise and loyalty programs. With a focus on team culture, strategic growth, and tailored solutions to meet the needs of its clients, Stran has solidified its position as an industry trailblazer.

For more information on the 2025 PPAI 100 rankings, visit www.ppai.org/media/ppai-100. For details on Stran’s performance and contributions to the industry, visit www.ppai.org/ppai/stran-promotional-solutions/?y=2025.

About Stran

For over 30 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding synergies from its acquired businesses, its financial position and operating performance, its expectations regarding its business initiatives, the Company’s expectations about its operating performance, trends in its business, the effectiveness of its growth strategies, its market opportunity, and demand for its products and services in general. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com